Exhibit 99.1

Viasat Provides Status Update on ViaSat-3 Americas Satellite

CARLSBAD., Calif., July 12, 2023– Viasat, Inc. (NASDAQ: VSAT), a global leader in satellite communications, today disclosed that an unexpected event occurred during reflector deployment that may materially impact the performance of the ViaSat-3 Americas satellite. Viasat and its reflector provider are conducting a rigorous review of the development and deployment of the affected reflector to determine its impact and potential remedial measures.

“We’re disappointed by the recent developments,” said Mark Dankberg, Chairman and CEO, Viasat. “We’re working closely with the reflector’s manufacturer to try to resolve the issue. We sincerely appreciate their focused efforts and commitment.”

Contingency plans are currently being refined to minimize the economic effect to the company. Potential options include redeploying satellites from Viasat’s extensive fleet to optimize global coverage, and/or reallocating a subsequent ViaSat-3 class satellite to provide additional Americas bandwidth. The initial service priority for ViaSat-3 Americas has been to facilitate growth in the company’s North American fixed broadband business.

There is no disruption to customers from this event, and no impact to coverage or capacity of the respective Viasat and Inmarsat constellations currently in service. Following the Inmarsat acquisition, Viasat has 12 Ka-band satellites in space, excluding ViaSat-3, with eight additional Ka-band satellites under construction.

The company will share additional information on the status of the ViaSat-3 Americas satellite and any necessary contingency plans during its earnings call which is planned for August 9, 2023.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. With offices in 24 countries around the world, our mission shapes how consumers, businesses, governments and militaries around the world communicate and connect. Viasat is developing the ultimate global communications network to power high-quality, reliable, secure, affordable, fast connections to positively impact people’s lives anywhere they are—on the ground, in the air or at sea, while building a sustainable future in space. On May 30, 2023, Viasat completed its acquisition of Inmarsat, combining the teams, technologies and resources of the two companies to create a new global communications partner. Learn more at www.viasat.com, the Viasat News Room or follow us on Facebook, Instagram, LinkedIn, Twitter or YouTube.

Copyright © 2023 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Deb Green, Corporate +1 (678) 395-0122, PR@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to the expected performance of the ViaSat-3 Americas satellite, including as a result of the unexpected event that occurred during reflector deployment, the company’s ability to resolve the satellite deployment issue, the company’s ability to minimize the impact of the satellite deployment issue through contingency plans or otherwise, and the company’s ability to realize the anticipated benefits of the ViaSat-3 Americas satellite and any future satellite the company may construct or acquire. Readers are cautioned that actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees following the recent closing of the Inmarsat acquisition; the ability to realize anticipated benefits and synergies of the Inmarsat acquisition, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; the combined company’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the definitive proxy statement filed in connection with the Inmarsat transaction, and such reports that are subsequently filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.